Exhibit (6)(b)

Schedule A

(As of July 24, 2023)

Funds

Series	Annual Rate of Average Daily Net Assets	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Amplify Online Retail ETF	0.65%	November 5, 2015	November 5, 2015	November 5, 2015	December 10, 2021
Amplify CWP Enhanced Dividend Income ETF	0.55%	June 22, 2016	June 22, 2016	June 22, 2016	December 10, 2021
Amplify Transformational Data Sharing ETF	0.70%	December 12, 2017	January 12, 2018	January 16, 2018	December 10, 2021
Amplify Lithium & Battery Technology ETF	0.59%	March 13, 2018	May 18, 2018	May 21, 2018	December 10, 2021
Amplify BlackSwan Growth & Treasury Core ETF	0.49%	September 18, 2018	October 16, 2018	October 22, 2018	September 15, 2021
Amplify International Online Retail ETF	0.69%	September 18, 2018	January 23, 2019	December 27, 2018	September 15, 2021
Amplify High Income ETF	0.50%	December 11, 2018	September 26, 2019	October 2, 2019	October 2, 2021
Amplify Pure Junior Gold Miners ETF	0.49%	September 15, 2020	November 6, 2020	November 9, 2020	November 9, 2022
Amplify BlackSwan ISWN ETF	0.49%	December 8, 2020	December 16, 2020	December 17, 2020	December 17, 2022
Amplify Cleaner Living ETF	0.59%	June 8, 2021	June 22, 2021	June 23, 2021	June 8, 2023
Amplify Thematic All-Stars ETF	0.49%	June 8, 2021	July 9, 2021	July 19, 2021	June 8, 2023
Amplify Digital & Online Trading ETF	0.59%	June 8, 2021	September 17, 2021	September 20, 2021	June 8, 2023
Amplify BlackSwan Tech & Treasury ETF	0.49%	September 14, 2021	November 24, 2021	November 30, 2021	June 8, 2023
Amplify Inflation Fighter ETF	0.85%	December 2, 2021	January 21, 2022	January 26, 2022	December 2, 2023
Amplify Natural Resources Dividend ETF	0.59%	June 7, 2022	August 19, 2022	August 22, 2022	June 7, 2024
Amplify International Enhanced Dividend Income ETF	0.65%	June 7, 2022	August 31, 2022	September 6, 2022	June 7, 2024
Amplify Cybersecurity ETF	0.60%	June 16, 2023	August 25, 2023	August 25, 2023	June 16, 2025
Amplify Mobile Payments ETF	0.75%	June 16, 2023	July 25, 2023	August 25, 2023	June 16, 2025
Amplify Junior Silver Miners ETF	0.69%	June 16, 2023	July 25, 2023	August 25, 2023	June 16, 2025
Amplify Alternative Harvest ETF	0.75%	June 16, 2023	July 25, 2023	August 25, 2023	June 16, 2025
Amplify U.S. Alternative Harvest ETF	0.75%	June 16, 2023	July 25, 2023	August 25, 2023	June 16, 2025
Amplify Video Game Tech ETF	0.75%	June 16, 2023	July 25, 2023	August 25, 2023	June 16, 2025
Amplify BlueStar Israel Technology ETF	0.75%	June 16, 2023	July 25, 2023	August 25, 2023	June 16, 2025
Amplify Treatments, Testing & Advancements ETF	0.68%	June 16, 2023	July 25, 2023	August 25, 2023	June 16, 2025
Amplify Global Cloud Technology ETF	0.68%	June 16, 2023	July 25, 2023	August 25, 2023	June 16, 2025
Amplify AI Powered Equity ETF	0.75%	June 16, 2023	July 25, 2023	August 25, 2023	June 16, 2025
Amplify Etho Climate Leadership U.S. ETF	0.45%	June 16, 2023	July 25, 2023	August 25, 2023	June 16, 2025
Amplify Travel Tech ETF	0.75%	June 16, 2023	July 25, 2023	August 25, 2023	June 16, 2025